UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): November 18, 2016

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 100
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)

(281) 933-3339
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 14, 2016, the trial court issued an order in the previously-reported lawsuit of WesternGeco L.L.C. v. ION Geophysical Corporation that reduced the amount of the appeal bond from $120 million to $65 million dollars, ordered the sureties to pay principal and interest on the royalty previously awarded in the amount of approximately $22 million dollars and declined to issue a final judgment until after consideration of whether enhanced damages should be awarded in the case.

While we do not agree with the unusual decision by the trial court ordering the sureties to pay the royalty damages and interest without a final judgment, we have adequate liquidity to fund the decision and will respect the trial court order by transferring up to $22 million to WesternGeco in lieu of having WesternGeco exercise it’s remedies against the sureties.

Exhibit Number Description
99.1    Press Release dated November 18, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2016	ION GEOPHYSICAL CORPORATION
By: /s/ JAMEY S. SEELY Jamey S. Seely Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number    Description

99.1             Press Release dated November 18, 2016

5